UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2013

Commission File Number:   000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 1, 2013, ReposiTrak, Inc. ("ReposiTrak"), the food and drug safety venture between Park City Group, Inc. (the "Company") and Leavitt Partners, entered into an agreement with one of the world's largest supermarket trade associations. The agreement calls for ReposiTrak to be the exclusive solution provider of food and drug safety traceability services endorsed by the trade association. Management believes that this agreement establishes ReposiTrak as the industry standard system for food and drug safety tracking and tracing.

Management intends to discuss ReposiTrak's relationship with the Company and the joint marketing agreement in connection with certain internal and external meetings and presentations.

Item 8.01 Other Events.

See Item 7.01 above.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects","anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. In addition, the information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   November 4, 2013
By:	/s/ Edward Clissold

Name: Edward Clissold
Title: Chief Financial Officer